UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

1100 Louisiana Street, 13th floor

Houston, Texas  77002

October 17, 2006

Dear TEPPCO Unitholder:

You have previously received proxy materials soliciting your vote in connection with the Special Meeting of our unitholders to be held on Thursday, October 26, 2006.  According to our latest records, your proxy vote for this meeting has not been received.

We need your support.

We urge you to act today, regardless of the number of units you own, by using one of the following voting methods.

Available 24 Hours – 7 Days a Week

VOTE BY TELEPHONE

VOTE BY INTERNET

Just follow these three easy steps:		Just follow these three easy steps:
1.	Read the TEPPCO Partners Proxy Statement and enclosed Voting Instruction Form.	1.	Read the TEPPCO Partners Proxy Statement and enclosed Voting Instruction Form.

2.	Use any touch-tone telephone to vote by calling 1-866-540-5760.	2.	Go to the website www.proxyvoting.com/tpp.

3.	Please have your Voting Instruction Form in hand and follow the simple instructions.	3.	Please have your Voting Instruction Form in hand and follow the simple instructions.

If you vote by telephone or Internet, do not return your Voting Instruction Form by mail.

Thank you for your continued support.

Best regards,

/s/ William G. Manias
William G. Manias
Vice President and
Chief Financial Officer